Exhibit (c) (17)

Project Denali

December 6, 2012

Preface

This volume contains copies of slides that will be presented by members of The Boston Consulting Group, Inc. (“BCG”), to members of the Board of Directors of “Denali”, and are designed for the use of the Board.

At the presentation, the slides will serve as the focus for discussion. They are incomplete without the accompanying oral commentary.

The financial evaluations contained in this presentation are based upon standard methodologies using public and/or confidential data and assumptions derived from the industry insight gained during the strategic options work for the Board of Directors of “Denali”.

Changes in the underlying data or operating assumptions will clearly impact the analyses and conclusions. The Boston Consulting Group does not provide fairness opinions or valuations of market transactions. Our financial evaluations provide a framework for assessing the relative attractiveness of different strategic options.

These materials may not be copied or given to any person or entity (“Third-Parties”) other than the

Client without BCG’s prior written consent.

Objectives for today’s meeting

December 6

Lay out market context for Denali

Assess strategy of each Denali business

Market attractiveness

Denali position & trajectory

Future outlook

Define strategic options that emerge

Help frame the Board’s decisions

Today’s meeting

January discussion (date TBD)

Evaluate attractiveness of key strategic options

Required actions

Competitive logic

Value creation

Feasibility to achieve

Highlight key tradeoffs between strategic options for Board

Market context: After very strong historical value creation, Denali has significantly underperformed

Value of $100 invested at IPO

60,000

40.000

20,000

0

$340M ConvergeNet acquisition

Enters

China

First drop in PC rev

ConvergeNet write-down

Enters mp3 players, PDAs, TVs

MSD steps down as CEO

Becomes

#1 PC manuf.

First PC share loss

Exits mp3 players, PDAs, TVs

Acquires Compellent

($0.9B)

MSD returns as CEO

Acquires SonicWall

($1.2B)

Acquires Quest

($2.4B)

Acquires Perot Systems ($3.9B)

89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12

24 yr TSR

Denali 21%

S&P 500 9% Nasdaq 9%

Early years

Dramatic Bubble Return to Rise of competitors;

growth & crash growth Transition to “New Denali”

Points of TSR

Rev Growth 55 44 26 16 2

EBIT Margin Chg (7) 17 (11) 7 (3)

EV/EBIT Multiple Chg (18) 80 13 (10) (20)

CF Yield (4) (8) (1) 3 6

TSR (Annual Avg%) 26 133 27 16 (15)

~95x value growth since IPO

~75% value decline since 2005

Source: Company reports, Denali Data room, BCG analysis

Denali’s low valuation does not match apparent company strengths and reflects investor concerns

Despite significant strengths...

Globally respected brand and international market access

Strong (A-) credit, with significant free cash flow generation

Well positioned to serve the commercial mid-market

Profitable $39B Core Denali business, with scale

Profitable $19B New Denali business, with growth potential

Founder / CEO with strong reputation and network

... Investors are skeptical

At consensus profitability, Denali will generate its own market cap in free cash flow in 3.2 years1

... with zero terminal value implied

Two potential investor concerns could explain this low valuation:

Cash flows are likely to decline rapidly

Cash flows will be spent in value-destroying ways

We would like to understand the relative importance of each concern

Are these justified by fundamentals?

How might private ownership change outlook?

1. Based on Dec 3 2012 value of $10 and forecast for FCF of $3.21B/year (avg 2013-2016); counts $4.12/share of company’s existing cash ($6.33/share less 35% repatriation cost)

Strategic assessment: Denali strategy integrates two distinct business models under common management

Overview

Key questions

A leader in a mature, commoditizing category

Facing significant category threats & uncertainty

Aggressive low-cost competitors gaining share

Core Denali

What actions will

Significant FCF - even at low OI margins, with minimal

create long-term

investment

competitive

Denali losing share with strategy focused on margin%

advantage?

A collection of acquired discrete positions

What actions drive

- High-IP HW & SW; labor-intensive services

attractive

New Denali

Favorable LT outlook for growth with healthy margins

shareholder value

Profitable, but low returns vs. acquisition capital

creation?

Denali struggling with go-to-market model

Leadership belief in “end to end” solutions

Significant commonality in procurement, infrastructure,

Is Denali one

and IT systems

business, or a

Linkages

conglomerate of

But different business models

two distinct parts?

With sales force capabilities a critical issue supporting

transition from Core to New

Core Denali under pressure as PC market commoditizes and mix shifts downward

Growth in legacy PC’s (desktop/laptop) has stalled, and future uncertain

Several headwinds creating uncertainty in the demand forecast

Form-factor displacement a slow process; analogs typically take 5+ years to achieve 20% market penetration

Tablet substitution in certain segments and use cases only - Legacy PCs likely to decline, but unlikely to disappear in next 3-5 years

As market mix shifts, $ profit per unit is more at risk than unit volume

PC market profit pools shifting towards value segment, where Denali lacks a winning product strategy and operating model

Products not designed specifically for lower end of Value segment (<$500 ASP)

Selling higher cost products at low end, at a loss

Aligned with Wintel model, currently a low-share technology in tablets

In process of moving from higher cost CTO to more efficient BTS supply chain

Market is rewarding innovation (Apple), and increasing scale (Lenovo)

Two paths for Core Denali: run the business for margin dollars, or for margin percentage

PC market growth has stalled...the future is hotly debated

Revenue ($B)1

400

200

0

’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12E ’13E ’14E ’15E

Other tablets

iPad

Notebooks

Desktops

Tablets will be highly cannibalistic to core PC market in all segments

- Goldman Sachs

The decline of the PC business has accelerated. This ship is sinking faster than anyone expected

- Indigo Equity Research

‘Death of the PC’ is like death of the mainframe - forecasted for ages but extremely slow to occur

- Professor1, Wharton

Windows 8 means a potential return to positive growth for the PC market

- Research Dir., IDC

1. From 12Q3 till ‘15 BCG projections assume that the total revenue from computing devices (desktops, notebooks and tablets) follows a long term 10year trend.

Source: IDC, Gartner, BCG analysis

A retrospective: Analogous technologies take years to reach full penetration, with form-factor displacement often limited

Technology adoptions do not happen overnight...

U.S. household penetration (%)

50 40 30 20 10 0

Smartphone

Internet

Audio CD

VCR

iPad

Other tablets

Home PC

0 1 2 3 4 5 6 7 8 9 10

Years from introduction

...and older form-factors may persist and grow with newer ones

PC shipments by form factor 1999-2012E

400

300

200

100

0

115

131

142

148

164

183

212

232

271

300

315

358

364

366

Notebooks

Desktops

’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 12E

Source: eMarketer; William Blair; Nielsen; Forrester; EIA; US Census; USGS; AWAA; press and web research; IDC, Gartner, BCG analysis

Profit pools in PC market are shifting to sub-$500 (“Value”) segment, where Denali lacks a winning product strategy

2011 Global PC profit pools

$ / unit

1,400 1,200 1,000 800 600 400 200 0

-3%

280

7%

75

22%

25

240

25

Profit CAGR

(‘06-‘11)1

0 50 100 150 200 250 300 350 400 450

Total market units (M)

Premium Standard Value iPad Other

($800+) ($500-799) (<$500) Tablets

Denali’s

units 2 (M) 12 15 13 - -

revenue2 ($B) 15 10 5 - -

Key observations

Half the PC profit today is in Premium segment

Profit pool in Premium segment shrinking - and growing in Value segment and tablets

Denali lacks a winning product strategy in Value segment

Build-to-stock is lower cost - Denali mostly configured to order

Lacks products designed specifically for Value segment

Over half of Denali Value segment revenues2 deliver negative gross margins

Denali currently not big in Tablets

Win 8 tablets just being introduced

Denali not participating in ARM/Android

1. Profit pool projection based on BCG analysis of historical and current trends for segments of PC market 2. Denali units and revenue represent Q4FY2012 to Q3FY2013 (LTM of available data) Source: BCG analysis, IDC, Gartner, Morgan Stanley, Denali Data room

Market rewarding two business models - leadership in innovation (Apple) and increasing scale (Lenovo)

Highly competitive PC market with top players separating from others in share

$ EBIT Growth (2006-11 CAGR %)

60

40

20

0

-200

-220

Market cap decline

Market cap growth

Bubble size = 2011 PC revenue

Others

Denali

Lenovo

Apple Mac

HP PC

Asus

average

Acer

-15 -12 -3 0 3 6

Change in market share

(2006-11)

Two value creating models have emerged

Apple winning, with a focus on the premium segment

Driven by innovation and design

Difficult to replicate

Drives high GM of ~25% (only Apple) vs. a market GM range of 8-15%

Lenovo also winning, but by having a low cost position and driving scale aggressively across all price tiers

Denali caught in the middle - losing share at Premium end to Apple, and facing aggressive low-cost competition from Lenovo

Note: Apple and HP margins estimated from published segment operating margins for Apple Mac and HP PC divisions, Denali represents EUC business only. Source: IDC, Gartner, Analyst report, Denali data room, company annual reports, BCG analysis

Two paths for Core Denali: run the business for margin dollars, or for margin percentage

Path A:

Optimize around margin %

Path B:

Compete aggressively for margin $

Cede volume/share in low-margin product segments

Curtail investments and redeploy cash from Core to New Denali

Largely current approach

Compete aggressively in variety of segments

Design for and selectively enter lower price bands, even if margins are lower

Aggressively push in emerging markets

Operate as commodity business

Drive scale advantage

Aggressively reduce costs

Must believes

Margin floors are best way to extract value

Difficult to generate profit in lower price bands

Can maintain attractive cash flows as volume and scale loss occurs

Scale not necessary to compete in high-end

Low end players won’t be able to move up

Public market investors sensitive to margin%

Dollar profit objective is best way to extract value (business has low capital intensity)

Competitive position will erode dangerously without scale from low end

Denali can lower costs, get a small but positive margin at low end and create attractive return on capital

New Denali competes in healthy markets, but growing slower than expectations

New Denali competes in a set of markets with healthy growth exposure and profit margins

However, transformation is slower than desired

Revenue trajectory of acquisitions below expectations

New Denali has not grown in targeted mid-market segment

Solution sales complex - Denali sales force primarily selling point solutions to date

...while New Denali organic revenue growth has lagged rest of the market

Servers healthy, but services and storage behind

New Denali faces three key challenges

Improve sales force capability and effectiveness in solution selling

Disciplined execution, to ensure sales force focuses on and grows Mid market

Develop compelling, differentiated solutions that combine Denali technology components

New Denali competes in a set of markets featuring healthy growth exposure and profits

Total Enterprise solutions market revenue and EBIT by product type

2011 $B globally

250 200 150 100 50 0

200.1 24.0

51.2 12.3

23.7 5.5

21.0 2.3

19.4 5.4

18.4 4.6

EBIT $

Services Servers Storage Services Software Networking

(non-attached) (attached)

12-16 CAGR% 4.4 3.1 11.2 3.0 7.7 2.9

7 - 12 CAGR% 7.3 2.7 6.6 -0.8 6.6 6.0

Note: Non-attached services includes server maintenance, excludes EUC support. Attached services includes PC repair and tech support Source: Gartner 2012, IDC 2012, IBISWorld 2012, Credit Suisse 2011

Key observations

Steady growth consensus outlook for enterprise

Growth projected to accelerate for most categories

Enterprise EBIT margins are healthy

Hardware/software ~25%

Services ~12%

Analysts aligned on healthy growth outlook

IDC, Gartner, IBISWorld project modest growth (mid-single digits) through 2016

Enterprise transformation has not yet produced expected results for Denali...

Acquisitions have not grown to expectations

% revenue earned to plan (08-11)

100 90 80 70 60 50

95 91 89 83 60

Gap to plan

Acquisition price ($M)

0 2,000 4,000 6,000 8,000

Perot Secureworks Compellant Force Others

Strategy is mid-market focused, but mid-market has not driven growth

% revenue CAGR (08-12)

5 4 3 2 1 0 -1

3.0 -0.2 -0.5 -1.0

Public Consumer Large SMB

Limited effectiveness of cross-selling efforts

% of LE Generalist sales (2012)

100 80 60 40 20 0

Primarily S&P attachment

Other 3rd product 2nd product 1st product

< 10k 10k - 100k 100k - 1M 1M - 10M 10M+

Account size ($)

# accounts 482 853 2,039 981 31

Note: Revenue to plan in GAAP revenue, performance to plan excludes Denali financial services, Equallogic; performance TBD for 2012 acquisitions

Source: Denali internal files

...While Denali organic revenue growth mixed picture across Enterprise product lines

Services: Growth below industry average

% revenue CAGR (08-11)

25 20 15 10 5 0 -5

23.5 19.3 18.3 8.2 Industry average 4.4 3.5 1.4 6.9

Infosys Tata Wipro Accenture IBM Denali CSC

Storage: Business is declining

% revenue CAGR (08-11)

25 20 15 10 5 0 -5

22.9 10.0 4.1 Industry average 4.6

-2.0 -2.1

NetApp EMC IBM Denali HP

Servers and network:

In-line with industry

% revenue CAGR (08-11)

25 20 15 10 5 0 -5

6.6 5.5 4.7 Industry average 5.2 -0.5

Fujitsu Denali HP IBM

Note: All firms portrayed as ex-major related acquisitions

Source: BCG Valuescience, IDC 2012, Dell’Oro 2012, Gartner 2011

New Denali faces three key challenges

Key challenges for New Denali

Improve sales force capability and effectiveness in solution selling

Disciplined execution to ensure sales force focuses on and grows Mid market

Develop compelling, differentiated solutions that combine Denali technology components

How difficult is “Transformation”, and what signals success?

Firm Year Challenges Tactics Used

Success

‘97

Share loss, driven by poor product

Install new leadership team

Streamline product line and major investment in R&D

Build integrated ecosystem: device, software, content

‘93

Share loss in PC business

Declining market

Exit PC business

Aggressively enter high-margin software and services

Transform legacy culture

‘90

Low-growth market

Margin erosion driven by competition

Focus on growing, high-margin BUs; shed remainder of historical core businesses

Control costs and globalize organization

Still in Transition

‘06

Share loss

Margin erosion

Grow through large, expensive add-on acquisitions

Leverage PC unit for cash, attempt few (failed) innovations

Change leadership when strategy didn’t deliver results

‘07

Declining printing market Share loss due to new competition

Expand from printing to broader “document management”

Shift into new business processes and IT outsourcing

Gradually wind down printing business without major shifts

Failure

‘08

Share loss (high end) driven by poor product

Margin erosion (low end)

Remained focused on legacy feature phones despite evidence of shift to smart phone trend

Attempted in-house OS, then exited & partnered w/ MSFT

‘97

Declining film market

Business model (Gillette-style) becoming obsolete

Attempted to preserve analog photography profits through major cost cuts

Gradually pushed into digital, but without clear vision

Empirical lessons from successful “transformations”

Consistently present

Sometimes present

Not present

Match scale of challenge - make moves equal to scope of challenge faced

Define clear strategic vision - ensure continuous iteration against vision

Shelter new business - protect new business models from legacy problems

Shed legacy core - willingness to exit segments in secular decline

Innovate business model - shift multiple parts of biz model, not just product

Align management with strategy - match leadership skills with strategic path

Exclusive focus on costs - cost reductions necessary but not sufficient, need long-term growth agenda in addition

Acquire way to health - large, lumpy acquisitions lacking investment thesis

Unrealistic time horizon - prematurely change strategic path

Observations on Denali org, leadership, and culture

Organization

Leadership

Culture

Team aligned on broad strategic priorities

High centralization - senior talent primarily in Austin

2013 org shift viewed as necessary, but key elements unresolved

Slow decision making - driven by matrix organization structure

Serial reorganizations, legacy sales force struggling to sell solutions

Founder / CEO has deep knowledge of business, strong presence

De facto “Office of COO” (the Business Operation Team)

Mixed results with lateral managers - retention challenged

Fact-based, analytical culture

Shared history of a long-tenured core group

Acquisitions bring different business models and beliefs

History of optimism, weak forecasting and planning

Limited pay-for-performance - discretionary bonus mechanism

Strategic options: five options emerge for Denali to pursue

Public: Maintain structure

Public: Transform structure

Take private

Strategic option

1

Current strategy

2

High contrast strategy

3

Split company

4

Pursue strategic buyer

5

Take private

Description

Play in higher-end EUC market, cede share and maintain margins

Grow New Denali at current pace, with continued acquisitions

Core Denali - commit to win

Design products to compete in all segments

Grow volume in value / emerging mkts while maintaining margins

Operate as commodity business with focus on cost takeout

New Denali - drive organic growth

Improve sales force capability in solution selling

Disciplined execution and focus on the mid-market

Develop compelling, differentiated solutions

Split into two pure-play companies (Core and New Denali) with distinct strategic agendas and valuation profiles

Seek buyer for all or portion of Denali businesses

Accept offer for company to be taken private

Leverage private structure to enable distinct strategic actions

Our sense of the take-private agenda

Potential value levers	Description
A "Commit to win" in Core Denali	• Maximize life cycle cash flow $, not margin percent • Drive share to preserve scale (e.g. $450 product, Tier 4-6 China, etc) • Move decision making center of organization to Asia
B Drive organic growth in New Denali	• Integrate products to create differentiated solution for clients • Increase focus on advantaged mid-market segment • Segment and upgrade selling organization, build solutions approach
C Implement aggressive cost takeout	• Aggressively implement simplification and cost take-out (NDBM) • Program-manage large-scale cost reduction programs • Delayer the organization
D Align org and talent	• Create COO, recruit / change senior talent to align with strategy • Align external reporting with internal roles, resourcing, and metrics • Drive strong execution discipline, with focus on the "6-8 key priorities"
E Tightly align management incentives	• Remove quarterly EPS constraint, drive towards 3-6 yr exit profile • Require mgt purchase of equity (money at risk, not options)
F Ensure discipline of capital allocation	• Revisit M&A activity – ensure clear investment thesis for acquisition • Drive integration of existing acquisitions
G Enhance capital strategy	• Increase debt leverage to boost equity returns • Access OUS cash tax-efficiently • Arbitrage valuation multiple (buy low, sell high)

22

Believe many of the "take-private" value levers could (in principle) be applicable to Denali as public company

Potential value levers	Description	Applicable to public?
A "Commit to win" in Core Denali	• Maximize life cycle cash flow $, not margin percent • Drive share to preserve scale (e.g. $450 product, Tier 4-6 China, etc) • Move decision making center of organization to Asia	✓ ✓ ?
B Drive organic growth in New Denali	• Integrate products to create differentiated solution for clients • Increase focus on advantaged mid-market segment • Segment and upgrade selling organization, build solutions approach	✓ ✓ ✓
C Implement aggressive cost takeout	• Aggressively implement simplification and cost take-out (NDBM) • Program-manage large-scale cost reduction programs • Delayer the organization	✓ ✓ ✓
D Align org and talent	• Create COO, recruit / change senior talent to align with strategy • Align external reporting with internal roles, resourcing, and metrics • Drive strong execution discipline, with focus on the "6-8 key priorities"	? ✓ ✓
E Tightly align management incentives	• Remove quarterly EPS constraint, drive towards 3-6 yr exit profile • Require mgt purchase of equity (money at risk, not options)	? ?
F Ensure discipline of capital allocation	• Revisit M&A activity – ensure clear investment thesis for acquisition • Drive integration of existing acquisitions	✓ ✓
G Enhance capital strategy	• Increase debt leverage to boost equity returns • Access OUS cash tax-efficiently • Arbitrage valuation multiple (buy low, sell high)	? ✗ ✗

23

Frame path forward: Critical questions facing the Board

Proceed with PE process and (at end) accept bid?

No

Yes

Remain public

Take Private

Key questions

Which strategic direction?

Status quo vs. new strategy

Which leadership team?

Current vs. new management

Which go-forward structure?

Stand-alone vs. split

What is Denali worth as public company?

What is Denali worth as private company?

What to expect when we meet in January

Path to answer critical questions facing Denali

Board

Key deliverables

Assess driver-based view of evolution of profit pools in PC / Tablet market

Evaluate value creation of priority strategic options

Range of potential outcomes

- Based on internal (feasibility to achieve) and external (market forces, competitors) risk

Timing to achieve

Risk, difficulty, and uncertainties

Articulate critical must believes

Highlight key tradeoffs across options

Drivers of difference in value creation

25